Exhibit 99.1

NEWS RELEASE

For additional information contact:
Justine Koenigsberg (investors)
Concert Pharmaceuticals, Inc.
(781) 674-5284
ir@concertpharma.com

Kathryn Morris (media)
The Yates Network
(845) 635-9828

FOR IMMEDIATE RELEASE
Concert Pharmaceuticals Reports First Quarter 2016 Financial Results
Conference Call Scheduled Today at 8:30 a.m. EDT
Lexington, MA (May 5, 2016) - Concert Pharmaceuticals, Inc. (NASDAQ: CNCE) today reported financial results for the first quarter of 2016.
“We are continuing to build a diverse pipeline based on our deuterium drug development platform as evidenced by our newest clinical candidate, CTP-543, for the treatment of alopecia areata,” said Roger Tung, Ph.D., President and Chief Executive Officer of Concert Pharmaceuticals. “By year end, we expect to complete Phase 1 single and multiple ascending dose trials for CTP-543 as well as open an Investigational New Drug Application with CTP-656, our drug candidate for cystic fibrosis, to initiate a Phase 2 trial. Both alopecia areata and cystic fibrosis represent disease areas where we believe our compounds can offer distinct patient benefits and where we believe we can independently develop a product. We are excited about the prospects for our pipeline in which we will have two wholly-owned drug candidates in efficacy studies next year.”

Recent Business Highlights and Upcoming Milestones

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CTP-656 Multiple Ascending Dose Phase 1 Results. In the Phase 1 multiple ascending dose trial, CTP-656 demonstrated enhanced exposure to the parent drug and less exposure to metabolites after repeat dosing, confirming earlier findings of the differentiated metabolite profile of CTP-656 relative to Kalydeco®, the current standard of care for cystic fibrosis patients with gating mutations. Results of the Phase 1 trial also showed that CTP-656 was well tolerated, and its safety profile has been comparable to that of Kalydeco. These findings continue to support once-daily administration of CTP-656.

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CTP-656 Solid Dose Phase 1 Results. In a Phase 1 clinical trial, Concert compared a single-dose tablet formulation of CTP-656 to the commercial tablet formulation of Kalydeco. The results from this study confirmed the superior pharmacokinetic profile of CTP-656 relative to Kalydeco, as was previously reported from Concert’s single ascending dose trial which was conducted with an aqueous suspension of CTP-656. Concert intends to use this tablet formulation in the Phase 2 clinical trial. The Company expects to open an IND to commence its Phase 2 clinical trial in the second half of 2016.

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CTP-656 Food Effect Phase 1 Results. Concert recently completed a Phase 1 trial to evaluate the bioavailability and pharmacokinetics of CTP-656 when dosed fasted or with a low fat or moderate fat-containing meal in healthy volunteers. Results from this trial showed that the exposure of CTP-656 was consistent when dosed with either a low or moderate fat-containing meal and was also consistent with the exposure previously observed when dosed with a high fat meal.

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European Cystic Fibrosis Society Conference. Concert will present the Phase 1 multiple ascending dose and solid dose tablet clinical results as part of an oral presentation at the 39th European Cystic Fibrosis Conference being held June 10, 2016 at 3:00 p.m. GMT in Basel, Switzerland.

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CTP-543 Selected as Clinical Candidate for Alopecia Areata. CTP-543 has been selected as Concert’s next clinical drug candidate. CTP-543 is a deuterium-modified version of ruxolitinib, a selective inhibitor of Janus kinases 1 and 2, known as JAK1 and JAK2. Ruxolitinib is commercially available under the name Jakafi® in the United States for the treatment of myelofibrosis and polycythemia vera. Ruxolitinib has been used in academic settings including an investigator-sponsored clinical trial and has been shown to promote hair growth in individuals with alopecia areata, an autoimmune disease that results in patchy or widespread hair loss. A Phase 1 single ascending dose clinical trial of CTP-543 is expected to begin in the second quarter of 2016.

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New Board of Directors Appointments. Concert expanded its Board of Directors with the appointments of Meghan FitzGerald in March 2016 and Christine van Heek in April 2016. Ms. FitzGerald serves as a member of the Compensation Committee and Ms. van Heek serves as a member of the Audit Committee.

First Quarter 2016 Financial Results

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Cash and Investment Position: Cash, cash equivalents and investments as of March 31, 2016, totaled $127.7 million as compared to $142.2 million as of December 31, 2015. Concert expects its cash, cash equivalents and investments as of March 31, 2016 to be sufficient to fund the Company into 2018.

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Revenues: Revenue was $56 thousand for the quarter ended March 31, 2016, compared to $1.3 million for the same period in 2015. Revenue recognized in 2016 and 2015 is comprised of services performed by Concert in connection with its strategic collaborations with Celgene Corporation and Jazz Pharmaceuticals. The Phase 1 clinical evaluations conducted by Concert for each of these collaborations was completed in 2015.

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R&D Expenses: Research and development expenses were $10.5 million for the quarter ended March 31, 2016, compared to $6.9 million for the same period in 2015. The increase was primarily due to expenses associated with the development of CTP-656 and CTP-543.

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G&A Expenses: General and administrative expenses were $3.6 million for the quarter ended March 31, 2016, compared to $3.2 million for the same period in 2015. The increase in general and administrative expenses was primarily related to non-cash stock based compensation expense.

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Net Loss: For the quarter ended March 31, 2016, net loss applicable to common stockholders was $13.9 million, or $0.63 per share, compared with a net loss applicable to common stockholders of $9.0 million, or $0.48 per share, for the quarter ended March 31, 2015.

Conference Call and Webcast
The Company will host a conference call and webcast today, Thursday, May 5, 2016, at 8:30 a.m. EDT to provide an update on the Company and discuss first quarter financial results. To access the conference call, please dial (855) 354-1855 (U.S. and Canada) or (484) 365-2865 (International) five minutes prior to the start time.
A live webcast of Concert’s presentation may be accessed in the Investors section of the Company’s website at www.concertpharma.com. Please log on to the Concert website approximately 15 minutes prior to the scheduled webcast to ensure adequate time for any software downloads that may be required. A replay of the webcast will be available on Concert’s website for three months.

- Financial Tables to Follow -

Concert Pharmaceuticals, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
	Quarter Ended March 31,
	2016	2015
Revenue:
License and research and development revenue	$56	$1,306
Total revenue	56	1,306
Operating expenses:
Research and development	10,453	6,944
General and administrative	3,577	3,233
Total operating expenses	14,030	10,177
Loss from operations	(13,974)	(8,871)
Interest and other income (expense), net	94	(131)
Net loss	$(13,880)	$(9,002)
Net loss per share applicable to common stockholders-basic and diluted	$(0.63)	(0.48)
Weighted-average number of common shares used in net loss per share applicable to common stockholders-basic and diluted	22,198	18,726

Concert Pharmaceuticals, Inc.
Summary Balance Sheet Data
(in thousands)

	March 31, 2016	December 31, 2015
Cash and cash equivalents	$37,821	$92,510
Investments, available for sale	89,898	49,680
Working capital	125,084	137,481
Total assets	133,295	146,932
Deferred revenue	10,135	10,170
Total stockholders’ equity	$118,262	$130,635

About Concert
Concert Pharmaceuticals is a clinical stage biopharmaceutical company focused on applying its DCE Platform® (deuterated chemical entity platform) to create novel small molecule drugs. This approach starts with approved drugs, advanced clinical candidates or previously studied compounds that have the potential to be improved with deuterium substitution to enhance clinical safety, tolerability and efficacy. The Company is developing a broad pipeline targeting genetic diseases, autoimmune disorders, CNS disorders and inflammatory diseases, among others. For more information, please visit www.concertpharma.com.
Cautionary Note on Forward Looking Statements
Any statements in this press release about our future expectations, plans and prospects, including statements about our expectations for clinical development of our therapeutic candidates, the sufficiency of our cash, cash equivalents and investments to fund our operations and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation of future clinical trials, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials, expectations for regulatory approvals, availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and in other filings that we make with the Securities and Exchange Commission. In addition, any forward-looking statements included in this press release represent our views only as of the date of this release and should not be relied upon as representing our views as of any subsequent date. We specifically disclaim any obligation to update any forward-looking statements included in this press release.

Concert Pharmaceuticals Inc., the CoNCERT Pharmaceuticals Inc. logo and DCE Platform are registered trademarks of Concert Pharmaceuticals, Inc.
Kalydeco® is a registered trademark of Vertex Pharmaceuticals, Inc.
Jakafi® is a registered trademark of Incyte Corporation

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